As filed with the Securities and Exchange Commission on June 9, 2006
Registration No. 333-133203

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	6712	55-0770610
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

990 Elmer Prince Drive
Post Office Box 656
Morgantown, West Virginia 26507-0656
(304)598-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Douglas J. Leech, Jr.
President and Chief Executive Officer
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
Post Office Box 656
Morgantown, West Virginia 26507-0656
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With Copies to:
Charles D. Dunbar, Esq.
Elizabeth Osenton Lord, Esq.
Jackson Kelly PLLC
1600 Laidley Tower
Post Office Box 553
Charleston, West Virginia 25322
(304)340-1000 (Telephone) (304)340-1272 (Fax)
Approximate date of commencement of proposed sale to the public: As soon as practicable under this Registration Statement becomes effective.
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-133203
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum Aggregate Offering
Securities to be Registered	Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $1.00 par value (including associated rights issued under the Shareholder Protective Rights Agreement)	$3,000,000	$321

(1)	Estimated solely for determining the registration fee pursuant to Rule 457(o) promulgated under Securities Act of 1933.

(2)	The Registrant previously registered common stock having a proposed maximum aggregate offering price of $15,000,000 on its Registration Statement on Form S-1 (File No. 333-133203), for which a filing fee of $1,605 was paid.
The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
Part II
Signatures
EX-5
EX-23.1

EXPLANATORY NOTE
Centra Financial Holdings, Inc., a West Virginia corporation (the “Registrant”), is filing this registration statement pursuant to General Instruction V of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of the Registrant’s common shares contemplated by the Registration Statement on Form S-1 (File No. 333-133203), as amended (the “Prior Registration Statement”), which was originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 11, 2006 and declared effective by the Commission on May 19, 2006.
The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into, and shall be deemed a part of, this registration statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.
Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits

Exhibit no.	Description of exhibit

5.1	Opinion of Jackson Kelly PLLC
23.1	Consent of Jackson Kelly PLLC (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP
24.1*	Power of Attorney
_________________________
*	Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-133203) with the Commission on April 11, 2006 and incorporated by reference herein.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morgantown, State of West Virginia, on June 9, 2006.

Centra Financial Holdings, Inc.

By:	/s/ Douglas J. Leech, Jr.

Name: Title:	Douglas J. Leech, Jr. President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on June 9, 2006.

Signature	Title	Date

/s/ Douglas J. Leech	Chief Executive Officer and	June 9, 2006

Douglas J. Leech	Director (Principal Executive Officer)

/s/ Kevin D. Lemley	Vice President and Chief Financial Officer	June 9, 2006
Kevin D. Lemley	Director

*

Arthur Gabriel	Director	June 9, 2006

*

Robert A. McMillan	Director	June 9, 2006

*

Mark R. Nesselroad	Director	June 9, 2006

*

Perry G. Petroplus	Director	June 9, 2006

*

Milan Puskar	Director	June 9, 2006

*

Paul T. Swanson	Director	June 9, 2006

*

Bernard G. Westfall	Director	June 9, 2006

*

* The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of the persons noted above in the capacities indicated.

By:	/s/ Douglas J. Leech

Name:	Douglas J. Leech
Title:	President, Chief Executive Officer and Director
II-2